Exhibit (r)(2)

CODE OF ETHICS

I.	INTRODUCTION

High ethical standards are essential for the success of Victory Park and to maintain the confidence of Investors. Victory Park is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients’ and Investors’ interests come first. Victory Park has a fiduciary duty to Advisory Clients and Investors which requires individuals associated with Victory Park to act solely for the benefit of Advisory Clients and Investors. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment adviser firms. In recognition of Victory Park’s fiduciary obligations to its Advisory Clients and Investors and Victory Park’s desire to maintain its high ethical standards, Victory Park has adopted this Code of Ethics containing provisions designed to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by Victory Park or securities holdings of Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Clients. Victory Park has adopted this Code of Ethics pursuant to Rule 204A-1 of the Advisers Act and Rule 17j-1 under the Investment Company Act.

It is possible that the activities of Victory Park for its own account or on behalf of the Funds, Registered Funds, or a Portfolio Company will conflict with interests of other Funds, Registered Funds, or Portfolio Companies. For example, if while acting as investment advisor to a Fund or Registered Fund, or as consultant to a Portfolio Company, Victory Park recommends an opportunity, that recommendation could be viewed as denying an opportunity to another Fund, Registered Fund or Portfolio Company. Given that such conflicts may be unavoidable, it is important that Victory Park be aware of the possibility for conflicts of interest and, where appropriate, disclose the possibility of such conflicts to the relevant Fund, Registered Funds, and/or Portfolio Company. Employees should observe the following:

•	Victory Park should advise Investors (generally through Victory Park’s Form ADV and offering and other governing documents) and Portfolio Companies that it represents and works with multiple Funds, Registered Funds, and Portfolio Companies and that its activities on behalf of one Fund, Registered Fund, or Portfolio Company may conflict with the activities of another.

•	Victory Park should not state or imply that it has the ability to direct or influence the activities of one or more of its Funds, Registered Funds, or Portfolio Companies for the benefit of another.

•	Victory Park should not state or imply that it has the ability to use or access non- public information of one or more Funds, Registered Funds, or Portfolio Companies for the benefit of another.

•	Except to the extent permitted by contractual agreement, Victory Park should not divulge confidential information concerning any Funds, Registered Funds, or Portfolio Companies, including the investments of any Funds or Registered Funds.

All Access Persons are required to comply with applicable Federal and State securities laws. Failure to adhere to Federal and State securities laws could expose an employee to sanctions imposed by Victory Park, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by Victory Park, or criminal or civil penalties. If there is any doubt as to whether a Federal or State securities law applies, employees should consult the Chief Compliance Officer.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for Access Persons of Victory Park. If there is any doubt as to the propriety of any activity, Access Persons should consult with the Chief Compliance Officer, who is charged with the administration of this Code of Ethics (including distribution of the Code of Ethics and any amendments to Access Persons), has general compliance responsibility for Victory Park and may offer guidance on securities laws and acceptable practices, as the same may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel and/or compliance consultants.

II.	APPLICABILITY OF CODE OF ETHICS

A.	Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons. In addition to accounts held in the name of, or for the benefit of, the Access Person, a Personal Account also includes an account maintained by or for:

(1)	Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(2)	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

(3)	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls or (ii) for whom the Access Person provides discretionary advisory services;

(4)	Any trust or other arrangement which names the Access Person as a beneficiary; and

(5)	Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Upon receipt of this Compliance Manual, each Access Person must provide a comprehensive list of all Personal Accounts to Victory Park’s Chief Compliance Officer.

B.	Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support or (ii) an independent third party.

(1)	Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(2)	Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his duties on behalf of Victory Park (i) makes or participates in the making of investment recommendations for Victory Park’s clients or (ii) obtains information on recommended investments for Victory Park’s Advisory Clients.

III.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.	It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for their Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. When anything under this Code of Ethics prohibits the purchase or sale of a security, it also prohibits the short sale of such security as well as the purchase or sale of any related securities such as puts, calls, other options or rights in such securities. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of the Code of Ethics.

B.	Pre-clearance of Transactions in Personal Account. An Access Person and employee must obtain the prior written approval of the Chief Compliance Officer (or his designee) before engaging in any transactions in their Personal Account in Reportable Securities (as defined below). It should also be noted that the following transactions are included in this pre-clearance requirement:

(i)	direct or indirect purchase or sale of beneficial ownership in a security in an initial public offering (including initial securities offerings of virtual/crypto currencies (i.e., ICOs));

(ii)	direct or indirect purchase or sale of beneficial ownership in a security in a limited offering, which includes but is not limited to, U.S. and offshore hedge funds, private equity funds and venture capital funds (including, for the avoidance of doubt, any funds managed by Victory Park); and

(iii)	direct or indirect purchase or sale of beneficial ownership in a security issued by any closed-end Registered Fund sub-advised by Victory Park.

A request for pre-clearance can be made by completing a Pre-Clearance Form in advance of the contemplated transaction. A Sample Pre-Clearance Form is attached as Exhibit G-1. Any approval given under this paragraph with respect to transactions in publicly-traded securities will remain in effect until 5 p.m. EST on the business day immediately following the date the request was approved. Any approval given under this paragraph with respect to a transaction in a privately- offered security will be in effect for the trade date and amount specified for that requested transaction only.

Pre-Clearance is NOT required to be submitted with respect to any transactions effected pursuant to any Personal Account in respect of which the Access Person has demonstrated to the satisfaction of the Chief Compliance Officer (or, in the case of a Personal Account of the Chief Compliance Officer, another member of senior management) that such Access Person does not have any “direct or indirect influence or control” by virtue of the Access Person having provided discretionary investment authority over such account to a third party investment manager or trustee (such account, a “Non-Discretionary Account”). No direct or indirect influence or control” over an account means that the Access Person does not: (i) suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or(ii) direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments). Additionally, for each Non-Discretionary Account that has been exempted from the pre-clearance requirements set forth in this Code of Ethics, the relevant Access Person and their third-party investment manager or trustee who has been granted investment discretion over such account must provide the certifications set forth in Exhibits G-7 through G-9 (Appendix G).

EVEN IF APPROVAL IS OBTAINED, ACCESS PERSONS MUST NOT BUY OR SELL, OR RECOMMEND THAT OTHERS BUY OR SELL, SECURITIES OF A COMPANY IF THE ACCESS PERSON HAS MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY IN QUESTION.

C.	Restricted List.

Issuers on the Restricted List include issuers about which any Employee has material non-public information. At any given time, an Advisory Client may directly or indirectly be a substantial debt holder or shareholder in one or more companies and may have the ability to nominate individuals to serve on the boards of directors of such companies. As a result, certain Access Persons may come into possession of material non-public information regarding those companies or their publicly-traded affiliates. In order to minimize the risk of improper transactions, all companies in which Victory Park or an Advisory Client owns stock or controls one or more board seats, and all of the publicly-traded affiliates of such companies, will be placed on the Restricted List.

Companies will be removed from the Restricted List at the discretion of the Chief Compliance Officer, typically when information involved has been made public or is no longer considered material, or when the confidentiality agreement relating to such company has expired. Access Persons should contact the Chief Compliance Officer whenever they believe that information concerning a Restricted List company has been made public or is no longer material.

As a general matter, Access Persons are prohibited from trading in the securities of issuers that are included on Victory Park’s Restricted List (or any other securities to which the material non-public information relates) for either a Personal Account or for any Advisory Client. The Restricted List will be available to all Access Persons and should be reviewed prior to submitting a pre-clearance request. To the extent that a company is on the Restricted List solely by virtue of ownership of shares by Victory Park or an affiliate or control of board seats, purchases, sales and recommendations may be approved by the Chief Compliance Officer upon proper pre-clearance request. Where Victory Park or an affiliate owns more than 10% of a company or has board representation, approval, if given, generally will be granted only within the company’s quarterly “window” period.

D.	Confidentiality of Restricted List. Access Persons are prohibited from disseminating or discussing the contents of the Restricted List with anyone other than the Chief Compliance Officer and other persons that the Chief Compliance Officer determines have a need to know such information.

IV.	REPORTING REQUIREMENTS

A.	All Access Persons are required to submit to the Chief Compliance Officer (or their Designated Person) (subject to the applicable provisions of Section V. below) the following reports:

(1)	Initial Holdings Report – Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

1.	Must disclose all of the Access Person’s current securities holdings with the following content for each reportable security (as defined in IV.B. below) in which the Access Person has any direct or indirect beneficial ownership:

•	title and type of reportable security;

•	ticker symbol or CUSIP number (as applicable);

•	number of shares;

•	principal amount of each reportable security.

2.	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

3.	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

4.	The date upon which the report was submitted.

5.	Access Persons should use the form of Initial Holdings Report contained in Exhibit G-2 to this Code of Ethics.

(2)	Annual Holdings Reports – Subject to the applicable provisions of Section V. below, Access Persons must also provide Annual Holdings Reports of all current reportable securities holdings at least once during each 12 month period (the “Annual Holding Certification Date”). For purposes of this Code, the Annual Holdings Certification Date will be 45 days after each December 31st. From a content perspective, such Annual Holdings Reports must comply with the requirements of Section IV.A. (1)(a), (b) and (c) above. Access Persons may use the form of Annual Holdings Report contained in Exhibit G-3 to this Code of Ethics.

(3)	Quarterly Transaction Reports – Subject to the applicable provisions of Section V. below, Access Persons must also provide quarterly securities transaction reports for each transaction in a reportable security (as defined in Section IV.B. below) in which the Access Person has any direct or indirect beneficial ownership. Such quarterly transaction reports must meet the following requirements:

1.	Content Requirements – Quarterly transaction report must include:

•	date of transaction;

•	title of reportable security;

•	ticker symbol or CUSIP number of reportable security (as applicable);

•	interest rate and maturity date (if applicable);

•	number of shares;

•	principal amount of reportable security;

•	nature of transaction (i.e., purchase or sale);

•	price of reportable security at which the transaction was effected;

•	the name of broker, dealer or bank through which the transaction was effected;

•	the date upon which the Access Person submitted the report.

2.	Timing Requirements – Subject to Section V.C., Access Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.

3.	Access Persons may use the form of quarterly transaction report provided in Exhibit G-4 to this Code of Ethics.

B.	Definition of Reportable Security – For purposes of the reporting requirements, a reportable security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:

(1)	Direct obligations of the Government of the United States;

(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(3)	Shares issued by money market funds;

(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Victory Park or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Victory Park;

(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Victory Park or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Victory Park.

For the avoidance of doubt, Access Persons should note that ETFs are Reportable Securities.

V.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section sets forth exceptions from the reporting requirements of Section IV of this Code. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section. Accordingly, the following transactions will be exempt only from the reporting requirements of Section IV:

A.	An Initial Holdings Report, Annual Holdings Report or Quarterly Transaction Report is not required to be filed by an Access Person with respect to securities held in any Non-Discretionary Account (as defined in Section III.B. above). Notwithstanding the foregoing, each such Non-Discretionary Account must be connected to Alpha to ensure that automated broker feeds relating to such account are transmitted into Alpha on a daily or other periodic basis so as to permit the Chief Compliance Officer (or a designee) to review investment activity in such Non-Discretionary Account on a sample basis to identify transactions that would have required pre-clearance under this Code of Ethics absent the exemption from the pre-clearance requirement for Non-Discretionary Accounts. Additionally, for each such Non-Discretionary Account, the relevant Access Person and their third- party investment manager or trustee who has been granted investment discretion over such account must provide the certifications set forth in Exhibits G-7 through G-9 (Appendix G);

B.	Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports); and

C.	Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that an Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

VI.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

A.	General

Access Persons should note that Victory Park has a duty to safeguard material, non- public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Victory Park and should limit such information internally to such Access Persons who have a pressing “need to know.”

The business of Victory Park brings Access Persons into contact with information about companies and investment opportunities. This information covers a spectrum running from publicly-available information to confidential information concerning companies that Victory Park is evaluating as prospective candidates for investment. Confidential information may be received from a third party, such as internally generated projections, or it may originate from within Victory Park, such as the name of a company that Victory Park is investigating or the price at which Victory Park would recommend to a client for making a bid. Victory Park’s ability to make the proper use, and prevent the misuse, of confidential information affects the reputation of Victory Park and Advisory Client. The standards of conduct with respect to confidential information come from rules of good business practice, applicable securities laws and ethical standards to which Victory Park must adhere. While legal standards may change, the ethical standard is a constant. Thus, compliance with the standards of conduct in this area requires a basic level of individual integrity as well as an adherence to the policies and procedures identified below.

Underlying these policies and procedures are two primary principles. First, confidential information must be maintained in confidence. Second, employees of Victory Park who possess non-public information, whether or not it is material, must not trade in the securities affected by such information and must not disclose such information to anyone who does not have a legitimate need to know it.

The policies set forth below are designed to comply with the requirements of applicable law or agreements to which Victory Park is a party and to avoid even the appearance of impropriety.

(1)	Employees of Victory Park should conduct their business and social activities so as to avoid the risk of inadvertent disclosure of confidential information. Thus, projects of Victory Park should not be discussed in common spaces in the Victory Park offices or in public places, including, without limitation, trains, airplanes, hired vehicles and restaurants. Particular care should be exercised when discussing such projects on cellular telephones.

(2)	Inside the offices of Victory Park, Victory Park projects should not be discussed within hearing range of visitors not working on the project.

(3)	Victory Park projects should not be discussed with friends, including those living in the same household as an employee of Victory Park.

(4)	Receptionists, assistants, secretaries and other staff should not disclose the location of an employee of Victory Park if there is any reason to believe that such information would risk the confidentiality of a project. Normally, if an employee of Victory Park is out of the office, it will be sufficient to state that the employee will be contacted and given the message.

(5)	When practicable, visitors to the offices of Victory Park should be restricted to conference rooms. Employees of Victory Park should take care to keep confidential information out of sight when visitors are present in their individual offices.

(6)	Individuals should remove all confidential materials and should erase white boards after holding a meeting in a conference room.

(7)	Confidential information that is discarded in accordance with any applicable confidentiality agreement should be shredded.

B.	Confidentiality Agreements

Many investment opportunities presented to Victory Park begin with the presentation of a confidentiality agreement pursuant to which Victory Park agrees to keep confidential all information it receives with respect to such opportunity. The following procedures must be observed in all cases.

(1)	Confidentiality agreements must be reviewed and approved by VPC’s General Counsel.

(2)	VPC’s General Counsel and its Partners are the only individuals authorized to negotiate and sign confidentiality agreements.

(3)	After appropriate legal review and execution of a confidentiality agreement, a copy of the agreement must be returned to VPC’s General Counsel.

(4)	At the direction of VPC’s General Counsel, the Chief Compliance Officer (or their Designated Person) will place relevant companies on the Restricted List for so long as a transaction is considered active or for such longer period of time, as may be required by agreement.

The procedures set forth above must be followed even if Victory Park sources an investment opportunity and produces the confidentiality agreement.

C.	Handling Confidential Information

(1)	Disclosure outside of Victory Park

Information relating to a Victory Park project typically involves either information that is internally generated by Victory Park from publicly- available information or confidential information obtained from a source outside of Victory Park. The first category of information should only be disclosed outside of Victory Park to persons who have a business relationship with Victory Park and who understand that the information should be maintained in confidence and who can be relied upon to do so. The second category of information should only be disclosed outside of Victory Park to professionals retained by Victory Park (i.e., lawyers, accountants and other professionals directly involved with the project) and other permitted recipients (i.e., affiliates and potential financing sources) who agree to maintain the information in confidence. In the exceptional case where there is a need to disclose confidential information to a person not listed above, the approval of VPC’s General Counsel and Victory Park principal or employee responsible for the transaction should be obtained prior to making such disclosure. With respect to all of the above, the recipient of such information should be advised of its confidential and sensitive nature and told that the information is being provided solely for purposes of carrying out their responsibilities in connection with the Victory Park project and is not to be disclosed in any form to any other person.

D.	Disclosure within Victory Park Capital Advisors, LLC

Because of the relatively small size of Victory Park and its way of conducting business, confidential information may be discussed with other employees of Victory Park, including those who may not be directly involved in the project to which the information relates. Nevertheless, such information is to be regarded as confidential and treated in a manner consistent with the policies and procedures set forth above.

VII.	OVERSIGHT OF CODE OF ETHICS

A.	Reporting. Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer.

B.	Review of Transactions. Each Access Person’s transactions in their Personal Accounts may be reviewed on a regular basis. Any transactions that are believed to be a violation of this Code of Ethics should be reported promptly to the Chief Compliance Officer.

C.	Sanctions. The executive management of Victory Park, with advice of outside legal counsel, at its discretion, shall consider reports made to management and/or the Chief Compliance Officer and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, or suspension or termination of employment with Victory Park. In addition, violations of the Code may subject Access Persons to civil and criminal penalties, including fines and imprisonment.

VIII.	COMPLIANCE WITH FEDERAL SECURITIES LAWS

All Access Persons are required to comply with applicable Federal Securities Laws. Failure to adhere to Federal Securities Laws could expose an Access Person to sanctions imposed by Victory Park, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by Victory Park, or criminal or civil penalties. If there is any doubt as to whether a Federal securities law applies, Access Persons should consult the Chief Compliance Officer.

With respect to Registered Funds, all Access Persons are prohibited, in connection with the purchase or sale, directly or indirectly, by the Access Person of a security held or to be acquired by a Registered Fund: (1) employing any device, scheme or artifice to defraud the Registered Fund; (2) making any untrue statement of a material fact to the Registered Fund or omitting to state a material fact necessary in order to make the statements made to the Registered Fund, in light of the circumstances under which they are made, not misleading; (3) engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Registered Fund; or (4) engaging in any manipulative practice with respect to the Registered Fund.

IX.	CONFIDENTIALITY OF REPORTING

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

X.	ANNUAL REVIEW

The CCO will complete, on at least an annual basis, a review of Victory Park’s business operations and this Code of Ethics to ensure that the Code of Ethics remains effective and consistent with Victory Park’s operations and relevant regulatory developments. The CCO will maintain a record of any procedures or tests (as deemed appropriate) conducted in connection with the reviews and the results thereof.

With respect to Registered Fund clients, the Registered Fund’s Chief Compliance Officer is required to review at least annually the adequacy of the Registered Fund’s advisers’ compliance program and effectiveness of their implementation. As part of this review, Victory Park, as sub-adviser to the Registered Funds, may be required to perform certain tests of its Code of Ethics and compliance procedures. In addition, the Registered Fund’s Chief Compliance Officer is required to make certain reports to the board of directors/trustees of each Registered Fund. To facilitate this reporting, Victory Park will provide the Registered Fund Chief Compliance Officer with prompt notice of any material compliance violations in addition to other reporting as may be outlined in such Registered Fund’s compliance manual.

APPENDIX G

EXHIBIT G-1

PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF
ACCESS PERSONS

Please read and confirm your understanding of the following representations by initialing each:

___	Pre-Approval Required. I understand that I must receive pre-approval in order to engage in all transactions in Reportable Securities in my Personal Accounts.
___	Approval Period. I understand that approvals given pursuant to this form are valid only until 5 p.m. EST on the business day following the date pre-clearance is granted (with respect to transactions in publicly-traded securities) or for the specified trade date and amount (with respect to transactions in privately-offered securities).
___	Insider Information. I understand that I am strictly prohibited from trading on, recommending others to trade on, or otherwise using for my benefit, material non-public information.
___	Prohibited Transactions. The proposed trades are not prohibited by Victory Park’s Code of Ethics or any applicable law.
___	Conflicts of Interest. I am aware of no actual or apparent conflicts of interest that would result from these proposed trades.

Proposed Trades

Name of Security	Type of instrument	Symbol or CUSIP Number	Number of shares, bonds, options, etc. to be traded	Current price of instrument (in $USD)	Broker/ dealer used for trade.

*Add rows as necessary*

Signature

Employee’s Name (please print)

Employee’s Signature	Date

Approval

Approved            Denied

Chief Compliance Officer	Date

APPENDIX G

EXHIBIT G-2

INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

In connection with my status as an Access Person at Victory Park Capital Advisors, LLC, the following sets forth all of my holdings in “Reportable Securities” that are held in my “Personal Accounts” (as defined on the next page).

Title and Type of Security	Tracker Symbol or CUSIP Number (As Applicable)	Number of Shares Held	Principal Amounts of Shares	Broker/Dealer Or Bank Where Securities Are Held

*Add additional lines as necessary

OR

___ No holdings in Reportable Securities

The undersigned Access Person certifies that all information contained in this report is true and correct as of ______, 2011 (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Compliance Review Signature

“Personal Accounts” include accounts where “Reportable Securities” are held. Personal Accounts include accounts maintained by or for:

o	Access Person
o	Access Person’s spouse (other than a legally separated or divorced spouse)
o	Access Person’s minor children
o	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
o	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls or (ii) for whom the Access Person provides discretionary advisory services
o	Any trust or other arrangement which names the Access Person as a beneficiary; and
o	Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Note: A “reportable security” includes any financial instrument known as a security except for the following:

(1)	Direct obligations of the Government of the United States;
(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(3)	Shares issued by money market funds;
(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Victory Park or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Victory Park;
(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Victory Park or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Victory Park.

Note: A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support or (ii) an independent third party.

Note: Initial Holdings and Annual Holdings Reports and Quarterly Transaction Reports must be filed by an Access Person with respect to securities held in any Non-Discretionary Account (as defined in Section III.B. above). Additionally, each such Non-Discretionary Account must be connected to Alpha to ensure that automated broker feeds relating to such account are transmitted into Alpha on a daily or other periodic basis so as to permit the Chief Compliance Officer (or a designee) to review investment activity in such Non-Discretionary Account on a sample basis to identify transactions that would have required pre-clearance under this Code of Ethics absent the exemption from the pre-clearance requirement for Non-Discretionary Accounts. Additionally, for each such Non-Discretionary Account, the relevant Access Person and their third-party investment manager or trustee who has been granted investment discretion over such account must provide the certifications set forth in Exhibits G-7 through G-9 (Appendix G).

APPENDIX G

EXHIBIT G-3

ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my holdings in Reportable Securities (as defined in Victory Park’s Code of Ethics) that are held in my Personal Accounts (as defined in Victory Park’s Code of Ethics) as of December 31st (the “Annual Holdings Certification Date”).

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

*Add additional lines as necessary

OR

___	No holdings in Reportable Securities (as defined in Victory Park’s Code of Ethics) as of the Annual Holdings Certification Date.

The undersigned Access Person certifies that all information contained in this report is true and correct as of ___________ , 20 (which must be a date within 45 days of the Annual Holdings Certification Date of December 31st).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

APPENDIX G

EXHIBIT G-4

QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:

The following sets forth all of the transaction in reportable securities (as defined in Victory Park’s Code of Ethics) made in my Personal Accounts (as defined in Victory Park’s Code of Ethics) for the quarter beginning on [ ] and ending on [ ].

Date of Transaction	Nature of Transaction (i.e., purchase, sale or other type of acquisition or disposition)	Title and Type of Security	Price of Security at which Transaction was Effected	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Principal Amount, Interest Rate and Maturity Date (for Debt Securities, e.g., Bonds)	Broker/Dealer or Bank Through Which Transaction was Effected

*Add additional lines as necessary

OR

__	No transactions in reportable securities (as defined in Victory Park’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this is true and correct as of [  ].

Name of Access Person

Signature

Date

Compliance Review Signature
Name:
Title:
Date:

APPENDIX G

EXHIBIT G-5

LIST OF PERSONAL ACCOUNTS OF ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my “Personal Accounts” (as defined on the next page):

Name of Account (including brokerage accounts and bank accounts which are used substantially as brokerage accounts)	Account Number	Firms through which Transactions are Effected

*Add additional lines as necessary

OR

___	I do not have any Personal Accounts

In addition, I certify that I will update Victory Park Capital Advisors, LLC if and when there are changes to the information identified above.

Signature of Access Person

Chief Compliance Officer

“Personal Accounts” include accounts where securities are held. Personal Accounts include accounts maintained by or for:

o	Access Person
o	Access Person’s spouse (other than a legally separated or divorced spouse)
o	Access Person’s minor children
o	Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;
o	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls or (ii) for whom the Access Person provides discretionary advisory services
o	Any trust or other arrangement which names the Access Person as a beneficiary; and
o	Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

Note: A “reportable security” includes any financial instrument known as a security except for the following:

(1)	Direct obligations of the Government of the United States;
(2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(3)	Shares issued by money market funds;
(4)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Victory Park or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Victory Park;
(5)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Victory Park or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Victory Park.

Note: A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support or (ii) an independent third party.

Note: Initial Holdings and Annual Holdings Reports and Quarterly Transaction Reports must be filed by an Access Person with respect to securities held in any Non-Discretionary Account (as defined in Section III.B. above). Additionally, each such Non-Discretionary Account must be connected to Alpha to ensure that automated broker feeds relating to such account are transmitted into Alpha on a daily or other periodic basis so as to permit the Chief Compliance Officer (or a designee) to review investment activity in such Non-Discretionary Account on a sample basis to identify transactions that would have required pre-clearance under this Code of Ethics absent the exemption from the pre-clearance requirement for Non-Discretionary Accounts. Additionally, for each such Non-Discretionary Account, the relevant Access Person and their third-party investment manager or trustee who has been granted investment discretion over such account must provide the certifications set forth in Exhibits G-7 through G-9 (Appendix G).

APPENDIX G

EXHIBIT G-6

CODE OF ETHICS ACKNOWLEDGEMENT

I, the undersigned employee, hereby acknowledge receipt of Victory Park’s Code of Ethics and hereby certify that I have read and understand it, have had an opportunity to ask questions about it, and agree to abide by it.

I hereby represent that all my personal securities transactions will be in compliance with the Code. I also confirm that I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and monthly and quarterly account statements to the Chief Compliance Officer.

Name of Access Person

Signature

Date

COMPLIANCE RECEIPT:

Name:
Date:

APPENDIX G

EXHIBIT G-7

NON-DISCRETIONARY ACCOUNTS - DISCLOSURE AND CERTIFICATION FORM
(FOR EXISTING ACCOUNTS)

PLEASE CHECK THE APPROPRIATE BOX:

☐ I have no Non-Discretionary Accounts (i.e., accounts over which I have no direct or indirect influence or control1) that I would like to have exempted from the periodic reporting and preclearance requirements set forth in Victory Park’s Code of Ethics;

OR

☐ I have granted discretionary investment authority to a trustee or third-party investment manager to manage one or more Non-Discretionary Accounts and I would like to have such Non- Discretionary Account(s) (as listed below) exempted from the periodic reporting and preclearance requirements set forth in Victory Park’s Code of Ethics. I have already connected, and will continue to connect, my Non-Discretionary Account(s) to Alpha to ensure that brokerage feeds detailing transaction activity in such accounts are transmitted to Victory Park via Alpha on a daily or other periodic basis. I understand and agree that the Chief Compliance Officer (or, in the case of a Non-Discretionary Account of the Chief Compliance Officer, another senior member of the Company) has the authority to request further information and documentation from me regarding the below listed Non-Discretionary Account(s) and has the right to review at any time transaction activity in such account(s) to identify transactions that would have required pre-clearance under Victory Park’s Code of Ethics, absent the pre-clearance exemption for such Non-Discretionary Accounts that I am requesting:

Name of Broker, Dealer, or Bank	Account Number	Relationship to Third Party Manager or Trustee (independent professional, friend, relative, etc.)

[1]	“No direct or indirect influence or control” over an account means that the Access Person does not: (i) suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or (ii) direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).

☐	I acknowledge and certify that:

1.	I have no direct or indirect influence or control[1] over the above-listed Non-Discretionary Accounts;
2.	If my control or influence (direct or indirect) over any above-listed Non-Discretionary Account should change in any way, I will immediately notify the Chief Compliance Officer(or, in the case of a Non-Discretionary Account of the Chief Compliance Officer, another senior member of the Company) in writing of such change and will provide any required information regarding holdings and transactions in the Accounts;
3.	I have not suggested that the third party investment manager or trustee of any above-listed Non-Discretionary Account make any particular purchase or sale of securities for such account as of the date of this certification;
4.	I have not directed the third party investment manager or trustee of any above-listed Non- Discretionary Account to make any particular purchase or sale of securities for such Account as od the date of this certification. As of the date of this certification, I have not directed the third party investment manager or trustee of any above-listed Non- Discretionary Account in regards to the relative allocation of such account’s assets to specific investments vis-à-vis other investments;
5.	I will contact the Chief Compliance Officer immediately in the event that I open a new Non-Discretionary Account that I would like to have exempted from the periodic reporting and pre-clearance requirements set forth in Victory Park’s Code of Ethics.

I certify and acknowledge that the information in this certification is true and correct to the best of my knowledge as of the date of this certification and agree to immediately notify Victory Park if such information becomes inaccurate in any way.

Name:
Date:

[1]	“No direct or indirect influence or control” over an account means that the Access Person does not: (i) suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or (ii) direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).

APPENDIX G

EXHIBIT G-8

NON-DISCRETIONARY ACCOUNTS - DISCLOSURE AND CERTIFICATION FORM
(FOR NEWLY OPENED ACCOUNTS)

I seek to grant discretionary investment authority to a trustee or third-party investment manager to manage one or more Non-Discretionary Accounts (i.e., accounts over which I have no direct or indirect influence or control1) and I would like to have such Non-Discretionary Account(s) (as listed below) exempted from the periodic reporting and preclearance requirements set forth in Victory Park’s Code of Ethics. I will connect, and will thereafter continue to connect, my Non- Discretionary Account(s) to Alpha to ensure that brokerage feeds detailing transaction activity in such accounts are transmitted to Victory Park via Alpha on a daily or other periodic basis. I understand and agree that the Chief Compliance Officer (or, in the case of a Non-Discretionary Account of the Chief Compliance Officer, another senior member of the Company) has the authority to request further information and documentation from me regarding the below listed Non-Discretionary Account(s) and has the right to review at any time transaction activity in such account(s) to identify transactions that would have required pre-clearance under Victory Park’s Code of Ethics, absent the pre-clearance exemption for such Non-Discretionary Accounts that I am requesting:

Name of Broker, Dealer, or Bank	Account Number	Relationship to Third Party Manager or Trustee (independent professional, friend, relative, etc.)

[1]	“No direct or indirect influence or control” over an account means that the Access Person does not: (i) suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or (ii) direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).

☐	I acknowledge and certify that:

1.	I have no direct or indirect influence or control[1] over the above-listed Non-Discretionary Accounts;
2.	If my control or influence (direct or indirect) over any above-listed Non-Discretionary Account should change in any way, I will immediately notify the Chief Compliance Officer(or, in the case of a Non-Discretionary Account of the Chief Compliance Officer, another senior member of the Company) in writing of such change and will provide any required information regarding holdings and transactions in the Accounts;
3.	I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in any of the above-listed Non- Discretionary Accounts at the request of the Chief Compliance Officer (or, in the case of a Non-Discretionary Account of the Chief Compliance Officer, another senior member of the Company);
4.	I will not suggested that the third party investment manager or trustee of any above-listed Non-Discretionary Account make any particular purchase or sale of securities for such account as of the date of this certification;
5.	I will not direct the third party investment manager or trustee of any above-listed Non- Discretionary Account to make any particular purchase or sale of securities for such Account as od the date of this certification. I will not direct the third party investment manager or trustee of any above-listed Non-Discretionary Account in regards to the relative allocation of such account’s assets to specific investments vis-à-vis other investments;

I certify and acknowledge that the information in this certification is true and correct to the best of my knowledge as of the date of this certification and agree to immediately notify Victory Park if such information becomes inaccurate in any way.

Name:
Date:

[1]	“No direct or indirect influence or control” over an account means that the Access Person does not: (i) suggest purchases or sales of investments in such account to the applicable third party investment manager or trustee who has been granted discretionary investment authority over such account; or (ii) direct such third party investment manager or trustee to purchase or sell investments on behalf of such account (including directing or advising such investment manager or trustee in regards to the relative allocation of the account’s assets to specific investments vis-à-vis other investments).

APPENDIX G

EXHIBIT G-9

THIRD PARTY INVESTMENT MANAGER/TRUSTEE CERTIFICATION
REGARDING NON-DISCRETIONARY ACCOUNTS

[MANAGER/TRUSTEE LETTERHEAD]

[DATE]

Re: [Insert Account Name & Account #’s                       ] (the Account(s)”)

To Whom It May Concern:

For purposes of the Code of Ethics adopted by Victory Park Capital Advisors, LLC and its affiliates and the policies adopted thereunder regarding personal trading by Access Persons, please accept this letter as confirmation that [NAME OF ACCESS PERSON] (the “Access Person”) has, as of the date hereof, “no direct or indirect influence or control” with respect to the purchases and sales of financial instruments in the Account(s) referenced above.

“No direct or indirect influence or control” (as of the date hereof) means that the Access Person has NOT (as of the date hereof):

•	suggested to us that a particular purchase or sale of securities be made for the Account(s) referenced above;
•	directed us to purchase or sell a particular investment on behalf of the Account(s) referenced above; or
•	directed or advised us in regards to the relative allocation of the Account(s) assets to specific investments vis-à-vis other investments.

We will contact you immediately in the event of any changes to the above confirmation.

Regards,

SIGNATURE:

NAME:

TITLE/CAPACITY:

DATE: